Exhibit 99.1

The Bancorp, Inc. Reports Second Quarter 2023 Financial Results

Wilmington, DE – July 27, 2023 – The Bancorp, Inc. ("The Bancorp" or “we”) (NASDAQ: TBBK), a financial holding company, today reported financial results for the second quarter of 2023.

Highlights

•	The Bancorp reported net income of $49.0 million, or $0.89 per diluted share, for the quarter ended June 30, 2023, compared to net income of $30.4 million, or $0.53 per diluted share, for the quarter ended June 30, 2022, or a 68% increase in income per diluted share.

•	Return on assets and equity for the quarter ended June 30, 2023 amounted to 2.6% and 27%, respectively, compared to 1.7% and 19%, respectively, for the quarter ended June 30, 2022 (all percentages “annualized”).

•	Net interest income increased 60% to $87.2 million for the quarter ended June 30, 2023, compared to $54.6 million for the quarter ended June 30, 2022. Net interest income increases reflected the impact of continuing Federal Reserve rate increases on the Bancorp’s variable rate loans and securities.

•	Net interest margin amounted to 4.83% for the quarter ended June 30, 2023, compared to 3.17% for the quarter ended June 30, 2022, and 4.67% for the quarter ended March 31, 2023.

•	Loans, net were $5.27 billion at June 30, 2023, compared to $5.49 billion at December 31, 2022 and $4.75 billion at June 30, 2022. Those changes reflected a decrease of 2% quarter over linked quarter and an increase of 11% year over year.

•	Gross dollar volume (“GDV”), representing the total amounts spent on prepaid and debit cards, increased $4.38 billion, or 15%, to $32.78 billion for the quarter ended June 30, 2023, compared to the quarter ended June 30, 2022. The increase reflects continued organic growth with existing partners and the impact of clients added within the past year. Total prepaid, debit card, ACH and other payment fees increased 10% to $24.6 million for the second quarter of 2023 compared to the second quarter of 2022.

•	Small business loans (“SBL”), including those held at fair value, grew 10% year over year to $804.0 million at June 30, 2023, and 2% quarter over linked quarter. That growth excludes Paycheck Protection Program (“PPP”) loan balances which amounted to $3.8 million and $10.3 million at June 30, 2023 and June 30, 2022, respectively.

•	Direct lease financing balances increased 13% year over year to $657.3 million at June 30, 2023, and 1% quarter over linked quarter.

•	At June 30, 2023, real estate bridge loans of $1.83 billion had grown 4% compared to the $1.75 billion balance at March 31, 2023, and 65% compared to the June 30, 2022 balance of $1.11 billion. These real estate bridge loans consist entirely of apartment buildings.

•	Security backed lines of credit (“SBLOC”), insurance backed lines of credit (“IBLOC”) and investment advisor financing loans collectively decreased 15% year over year and decreased 8% quarter over linked quarter to $2.06 billion at June 30, 2023.

•	The average interest rate on $6.60 billion of average deposits and interest-bearing liabilities during the second quarter of 2023 was 2.37%. Average deposits of $6.48 billion for the second quarter of 2023 reflected an increase of 4% from the $6.25 billion of average deposits for the quarter ended June 30, 2022.

•	The Bancorp emphasizes safety and soundness, and liquidity. The vast majority of its funding is comprised of insured and small balance accounts. The Bancorp also has lines of credit with U.S. government agencies totaling approximately $2.8 billion as of June 30, 2023, as well as access to other liquidity.

•	As of June 30, 2023, tier one capital to assets (leverage), tier one capital to risk-weighted assets, total capital to risk-weighted assets and common equity-tier 1 to risk-weighted assets ratios were 10.42%, 14.97%, 15.47% and 14.97%, respectively, compared to well-capitalized minimums of 5%, 8%, 10% and 6.5%, respectively. The Bancorp and its wholly owned subsidiary, The Bancorp Bank, National Association, each remain well capitalized under banking regulations.

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•	Book value per common share at June 30, 2023 was $13.74 per share compared to $11.55 per common share at June 30, 2022, an increase of 19%. Increases resulting from retained earnings were partially offset by reductions in the market value of securities available for sale, which are recognized through equity.

•	The Bancorp repurchased 828,727 shares of its common stock at an average cost of $30.17 per share during the quarter ended June 30, 2023.

CEO and President Damian Kozlowski commented, “The Bancorp continued to produce record core profits and exemplar profitability in the second quarter.  The outlook remains positive for 2023 and 2024 and we expect increasing profitability and earnings per share, while navigating a difficult market environment for most banks. We are maintaining guidance at $3.60 a share, without including the impact of anticipated share buy backs of $25 million per quarter in 2023.”

Conference Call Webcast

You may access the LIVE webcast of The Bancorp's Quarterly Earnings Conference Call at 8:00 AM ET Friday, July 28, 2023 by clicking on the webcast link on The Bancorp's homepage at www.thebancorp.com. Or you may dial 1.888.259.6580, conference code 93720317. You may listen to the replay of the webcast following the live call on The Bancorp's investor relations website or telephonically until Friday, August 4, 2023 by dialing 1.877.674.7070, access code 720317#.

About The Bancorp

The Bancorp, Inc. (NASDAQ: TBBK), headquartered in Wilmington, Delaware, through its subsidiary, The Bancorp Bank, National Association, (or “The Bancorp Bank, N. A.”) provides non-bank financial companies with the people, processes, and technology to meet their unique banking needs. Through its Fintech Solutions, Institutional Banking, Commercial Lending, and Real Estate Bridge Lending businesses, The Bancorp provides partner-focused solutions paired with cutting-edge technology for companies that range from entrepreneurial startups to Fortune 500 companies. With over 20 years of experience, The Bancorp has become a leader in the financial services industry, earning recognition as the #1 issuer of prepaid cards in the U.S., a nationwide provider of bridge financing for real estate capital improvement plans, an SBA National Preferred Lender, a leading provider of securities-backed lines of credit, with one of the few bank-owned commercial vehicle leasing groups. By its company-wide commitment to excellence, The Bancorp has also been ranked as one of the 100 Fastest-Growing Companies by Fortune, a Top 50 Employer by Equal Opportunity Magazine and was selected to be included in the S&P Small Cap 600. For more about The Bancorp, visit https://thebancorp.com/.

Forward-Looking Statements

Statements in this earnings release regarding The Bancorp’s business which are not historical facts are "forward-looking statements." These statements may be identified by the use of forward-looking terminology, including but not limited to the words “intend,” “may,” “believe,” “will,” “expect,” “look,” “anticipate,” “plan,” “estimate,” “continue,” or similar words , and are based on current expectations about important economic, political, and technological factors, among others, and are subject to risks and uncertainties, which could cause the actual results, events or achievements to differ materially from those set forth in or implied by the forward-looking statements and related assumptions. For further discussion of the risks and uncertainties to which these forward-looking statements may be subject, see The Bancorp’s filings with the Securities and Exchange Commission, including the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of those filings. The forward-looking statements speak only as of the date of this press release. The Bancorp does not undertake to publicly revise or update forward-looking statements in this press release to reflect events or circumstances that arise after the date of this press release, except as may be required under applicable law.

The Bancorp, Inc. Contact

Andres Viroslav

Director, Investor Relations

215-861-7990

andres.viroslav@thebancorp.com

Source: The Bancorp, Inc.

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The Bancorp, Inc.

Financial highlights

(unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
Consolidated condensed income statements	2023	2022	2023	2022
	(Dollars in thousands, except per share and share data)

Net interest income	$87,195	$54,569	$173,011	$107,422
Provision for (reversal of) credit losses	361	(1,450)	2,264	3,509
Non-interest income
ACH, card and other payment processing fees	2,429	2,338	4,600	4,322
Prepaid, debit card and related fees	22,177	20,038	45,500	38,690
Net realized and unrealized gains on commercial
loans, at fair value	1,921	3,682	3,646	10,517
Leasing related income	1,511	1,545	3,001	2,518
Other non-interest income	1,298	350	1,578	470
Total non-interest income	29,336	27,953	58,325	56,517
Non-interest expense
Salaries and employee benefits	33,167	25,999	62,952	49,847
Data processing expense	1,398	1,246	2,719	2,435
Legal expense	949	1,474	1,907	2,268
Legal settlement	—	1,152	—	1,152
FDIC insurance	472	673	1,427	1,647
Software	4,317	4,165	8,554	8,029
Other non-interest expense	9,640	8,136	20,414	15,819
Total non-interest expense	49,943	42,845	97,973	81,197
Income before income taxes	66,227	41,127	131,099	79,233
Income tax expense	17,218	10,725	32,968	19,865
Net income	49,009	30,402	98,131	59,368

Net income per share - basic	$0.89	$0.54	$1.78	$1.04

Net income per share - diluted	$0.89	$0.53	$1.76	$1.03
Weighted average shares - basic	54,871,681	56,801,518	55,160,642	56,962,000
Weighted average shares - diluted	55,269,640	57,453,730	55,653,950	57,772,538

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Condensed consolidated balance sheets	June 30,	March 31,	December 31,	June 30,
	2023 (unaudited)	2023 (unaudited)	2022	2022 (unaudited)
	(Dollars in thousands, except share data)
Assets:
Cash and cash equivalents
Cash and due from banks	$6,496	$13,736	$24,063	$12,873
Interest earning deposits at Federal Reserve Bank	874,050	773,446	864,126	329,992
Total cash and cash equivalents	880,546	787,182	888,189	342,865

Investment securities, available-for-sale, at fair value	776,410	787,429	766,016	826,616
Commercial loans, at fair value	396,581	493,334	589,143	995,493
Loans, net of deferred fees and costs	5,267,574	5,354,347	5,486,853	4,754,697
Allowance for credit losses	(23,284)	(23,794)	(22,374)	(19,087)
Loans, net	5,244,290	5,330,553	5,464,479	4,735,610
Federal Home Loan Bank, Atlantic Central Bankers Bank, and Federal Reserve Bank stock	20,157	12,629	12,629	1,643
Premises and equipment, net	26,408	21,319	18,401	16,693
Accrued interest receivable	34,062	33,729	32,005	19,264
Intangible assets, net	1,850	1,950	2,049	2,248
Other real estate owned	20,952	21,117	21,210	18,873
Deferred tax asset, net	19,215	18,290	19,703	23,344
Other assets	122,435	99,427	89,176	137,086
Total assets	$7,542,906	$7,606,959	$7,903,000	$7,119,735

Liabilities:
Deposits
Demand and interest checking	$6,554,967	$6,607,767	$6,559,617	$5,394,562
Savings and money market	68,084	96,890	140,496	486,189
Time deposits, $100,000 and over	—	—	330,000	—
Total deposits	6,623,051	6,704,657	7,030,113	5,880,751

Securities sold under agreements to repurchase	42	42	42	42
Short-term borrowings	—	—	—	385,000
Senior debt	95,682	99,142	99,050	98,866
Subordinated debenture	13,401	13,401	13,401	13,401
Other long-term borrowings	9,917	9,972	10,028	39,125
Other liabilities	51,646	54,597	56,335	46,014
Total liabilities	$6,793,739	$6,881,811	$7,208,969	$6,463,199

Shareholders' equity:
Common stock - authorized, 75,000,000 shares of $1.00 par value; 54,542,284 and 56,865,494 shares issued and outstanding at June 30, 2023 and 2022, respectively	54,542	55,330	55,690	56,865
Additional paid-in capital	256,115	277,814	299,279	323,774
Retained earnings	467,450	418,441	369,319	298,474
Accumulated other comprehensive loss	(28,940)	(26,437)	(30,257)	(22,577)
Total shareholders' equity	749,167	725,148	694,031	656,536

Total liabilities and shareholders' equity	$7,542,906	$7,606,959	$7,903,000	$7,119,735

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Average balance sheet and net interest income	Three months ended June 30, 2023			Three months ended June 30, 2022
	(Dollars in thousands; unaudited)
	Average		Average	Average		Average
Assets:	Balance	Interest(1)	Rate	Balance	Interest(1)	Rate

Interest earning assets:
Loans, net of deferred fees and costs(2)	$5,730,384	$107,299	7.49%	$5,467,516	$55,100	4.03%
Leases-bank qualified(3)	3,801	100	10.52%	3,665	63	6.88%
Investment securities-taxable	778,100	9,873	5.08%	879,112	5,432	2.47%
Investment securities-nontaxable(3)	3,234	53	6.56%	3,559	31	3.48%
Interest earning deposits at Federal Reserve Bank	701,057	8,997	5.13%	545,027	1,004	0.74%
Net interest earning assets	7,216,576	126,322	7.00%	6,898,879	61,630	3.57%

Allowance for credit losses	(23,895)			(20,295)
Other assets	231,035			243,459
	$7,423,716			$7,122,043

Liabilities and Shareholders' Equity:
Deposits:
Demand and interest checking	$6,399,750	$36,688	2.29%	$5,697,507	$4,390	0.31%
Savings and money market	78,252	728	3.72%	556,847	1,200	0.86%
Total deposits	6,478,002	37,416	2.31%	6,254,354	5,590	0.36%

Short-term borrowings	—	—	—	11,593	32	1.10%
Repurchase agreements	41	—	—	41	—	—
Long-term borrowings	9,949	128	5.15%	—	—	—
Subordinated debentures	13,401	271	8.09%	13,401	139	4.15%
Senior debt	96,890	1,280	5.28%	98,816	1,280	5.18%
Total deposits and liabilities	6,598,283	39,095	2.37%	6,378,205	7,041	0.44%

Other liabilities	88,276			89,422
Total liabilities	6,686,559			6,467,627

Shareholders' equity	737,157			654,416
	$7,423,716			$7,122,043
Net interest income on tax equivalent basis(3)		$87,227			$54,589

Tax equivalent adjustment		32			20

Net interest income		$87,195			$54,569
Net interest margin(3)			4.83%			3.17%

(1)Interest on loans for 2023 and 2022 includes $10,000 and $41,000, respectively, of interest and fees on PPP loans.
(2)Includes commercial loans, at fair value. All periods include non-accrual loans.
(3)Full taxable equivalent basis, using 21% respective statutory federal tax rates in 2023 and 2022.

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Average balance sheet and net interest income	Six months ended June 30, 2023			Six months ended June 30, 2022
	(Dollars in thousands; unaudited)
	Average		Average	Average		Average
Assets:	Balance	Interest(1)	Rate	Balance	Interest(1)	Rate

Interest earning assets:
Loans, net of deferred fees and costs(2)	$5,858,040	$213,503	7.29%	$5,302,850	$105,638	3.98%
Leases-bank qualified(3)	3,582	169	9.44%	3,839	130	6.77%
Investment securities-taxable	776,089	19,173	4.94%	909,017	10,323	2.27%
Investment securities-nontaxable(3)	3,288	94	5.72%	3,559	62	3.48%
Interest earning deposits at Federal Reserve Bank	640,864	15,582	4.86%	616,865	1,351	0.44%
Net interest earning assets	7,281,863	248,521	6.83%	6,836,130	117,504	3.44%

Allowance for credit losses	(23,215)			(19,075)
Other assets	234,037			232,402
	$7,492,685			$7,049,457

Liabilities and Shareholders' Equity:
Deposits:
Demand and interest checking	$6,401,678	$69,071	2.16%	$5,636,415	$5,796	0.21%
Savings and money market	105,105	1,947	3.70%	544,515	1,400	0.51%
Time deposits	41,933	858	4.09%	—	—	—
Total deposits	6,548,716	71,876	2.20%	6,180,930	7,196	0.23%

Short-term borrowings	10,193	234	4.59%	6,104	32	1.05%
Repurchase agreements	41	—	—	41	—	—
Long-term borrowings	9,973	254	5.09%	—	—	—
Subordinated debentures	13,401	532	7.94%	13,401	255	3.81%
Senior debt	97,985	2,559	5.22%	98,770	2,559	5.18%
Total deposits and liabilities	6,680,309	75,455	2.26%	6,299,246	10,042	0.32%

Other liabilities	90,777			95,716
Total liabilities	6,771,086			6,394,962

Shareholders' equity	721,599			654,495
	$7,492,685			$7,049,457
Net interest income on tax equivalent basis(3)		$173,066			$107,462

Tax equivalent adjustment		55			40

Net interest income		$173,011			$107,422
Net interest margin(3)			4.75%			3.14%

(1)Interest on loans for 2023 and 2022 includes $20,000 and $481,000, respectively, of interest and fees on PPP loans.
(2)Includes commercial loans, at fair value. All periods include non-accrual loans.
(3)Full taxable equivalent basis, using 21% respective statutory federal tax rates in 2023 and 2022.

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Allowance for credit losses	Six months ended		Year ended
	June 30,	June 30,	December 31,
	2023 (unaudited)	2022 (unaudited)	2022
	(Dollars in thousands)

Balance in the allowance for credit losses at beginning of period	$22,374	$17,806	$17,806

Loans charged-off:
SBA non-real estate	871	844	885
Direct lease financing	1,439	199	576
Consumer - other	3	—	—
Total	2,313	1,043	1,461

Recoveries:
SBA non-real estate	298	33	140
SBA commercial mortgage	75	—	—
Direct lease financing	175	93	124
Consumer - home equity	49	—	—
Other loans	—	—	24
Total	597	126	288
Net charge-offs	1,716	917	1,173
Provision for credit losses, excluding commitment provision	2,626	2,198	5,741

Balance in allowance for credit losses at end of period	$23,284	$19,087	$22,374
Net charge-offs/average loans	0.03%	0.02%	0.03%
Net charge-offs/average assets	0.02%	0.01%	0.02%

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Loan portfolio	June 30,	March 31,	December 31,	June 30,
	2023 (unaudited)	2023 (unaudited)	2022	2022 (unaudited)
	(Dollars in thousands)

SBL non-real estate	$117,621	$114,334	$108,954	$112,854
SBL commercial mortgage	515,008	492,798	474,496	425,219
SBL construction	32,471	33,116	30,864	27,042
Small business loans	665,100	640,248	614,314	565,115
Direct lease financing	657,316	652,541	632,160	583,086
SBLOC / IBLOC(1)	1,883,607	2,053,450	2,332,469	2,274,256
Advisor financing(2)	173,376	189,425	172,468	155,235
Real estate bridge loans	1,826,227	1,752,322	1,669,031	1,106,875
Other loans(3)	55,644	60,210	61,679	63,514
	5,261,270	5,348,196	5,482,121	4,748,081
Unamortized loan fees and costs	6,304	6,151	4,732	6,616
Total loans, including unamortized fees and costs	$5,267,574	$5,354,347	$5,486,853	$4,754,697

Small business portfolio	June 30,	March 31,	December 31,	June 30,
	2023 (unaudited)	2023 (unaudited)	2022	2022 (unaudited)
	(Dollars in thousands)

SBL, including unamortized fees and costs	$673,667	$648,858	$621,641	$571,559
SBL, included in loans, at fair value	134,131	140,909	146,717	168,579
Total small business loans(4)	$807,798	$789,767	$768,358	$740,138

(1)SBLOC are collateralized by marketable securities, while IBLOC are collateralized by the cash surrender value of insurance policies. At June 30, 2023 and December 31, 2022, IBLOC loans amounted to $806.1 million and $1.12 billion, respectively.

(2)In 2020 The Bancorp began originating loans to investment advisors for purposes of debt refinancing, acquisition of another firm or internal succession. Maximum loan amounts are subject to loan-to-value (“LTV”) ratios of 70%, based on third-party business appraisals, but may be increased depending upon the debt service coverage ratio. Personal guarantees and blanket business liens are obtained as appropriate.

(3)Includes demand deposit overdrafts reclassified as loan balances totaling $403,000 and $2.6 million at June 30, 2023 and December 31, 2022, respectively. Estimated overdraft charge-offs and recoveries are reflected in the ACL and are immaterial.

(4)The SBLs held at fair value are comprised of the government guaranteed portion of 7(a) Program loans at the dates indicated.

Small business loans as of June 30, 2023

Loan principal
(Dollars in millions)
U.S. government guaranteed portion of SBA loans(1)	$382
PPP loans(1)	4
Commercial mortgage SBA(2)	259
Construction SBA(3)	12
Non-guaranteed portion of U.S. government guaranteed 7(a) Program loans(4)	105
Non-SBA SBLs	35
Total principal	$797
Unamortized fees and costs	11
Total SBLs	$808

(1)Includes the portion of SBA 7(a) Program loans and PPP loans which have been guaranteed by the U.S. government, and therefore are assumed to have no credit risk.

(2)Substantially all these loans are made under the 504 Program, which dictates origination date LTV percentages, generally 50-60%, to which the Bancorp adheres.

(3)Includes $8.0 million in 504 Program first mortgages with an origination date LTV of 50-60%, and $4.0 million in SBA interim loans with an approved SBA post-construction full takeout/payoff.

(4)Includes the unguaranteed portion of 7(a) Program loans which are 70% or more guaranteed by the U.S. government. SBA 7(a) Program loans are not made on the basis of real estate LTV; however, they are subject to SBA's "All Available Collateral" rule which mandates that to the extent a borrower or its 20% or greater principals have available collateral (including personal residences), the collateral must be pledged to fully collateralize the loan, after applying SBA-determined liquidation rates. In addition, all 7(a) Program loans and 504 Program loans require the personal guaranty of all 20% or greater owners.

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 Small business loans by type as of June 30, 2023

(Excludes government guaranteed portion of SBA 7(a) Program and PPP loans)

	SBL commercial mortgage(1)	SBL construction(1)	SBL non-real estate	Total	% Total
	(Dollars in millions)
Hotels and motels	$74	$—	$—	$74	18%
Full-service restaurants	24	4	2	30	7%
Funeral homes and funeral services	27	—	—	27	7%
Car washes	17	2	—	19	5%
Child day care services	15	1	1	17	4%
Outpatient mental health and substance abuse centers	16	—	—	16	4%
Homes for the elderly	13	—	—	13	3%
Gasoline stations with convenience stores	12	—	—	12	3%
Offices of lawyers	9	—	—	9	2%
Fitness and recreational sports centers	8	—	2	10	2%
Lessors of other real estate property	8	—	1	9	2%
Limited-service restaurants	2	2	3	7	2%
General warehousing and storage	7	—	—	7	2%
Plumbing, heating, and air-conditioning companies	6	—	1	7	2%
Specialty trade contractors	5	—	1	6	1%
Lessors of residential buildings and dwellings	5	—	—	5	1%
Other miscellaneous durable goods merchant	5	—	—	5	1%
Technical and trade schools	—	5	—	5	1%
Packaged frozen food merchant wholesalers	5	—	—	5	1%
Amusement and recreation industries	4	—	—	4	1%
Offices of dentists	2	1	—	3	1%
Warehousing and storage	3	—	—	3	1%
Vocational rehabilitation services	3	—	—	3	1%
Miscellaneous wood product manufacturing	3	—	—	3	1%
Other(2)	88	—	24	112	27%
Total	$361	$15	$35	$411	100%

(1)Of the SBL commercial mortgage and SBL construction loans, $106.0 million represents the total of the non-guaranteed portion of SBA 7(a) Program loans and non-SBA loans. The balance of those categories represents SBA 504 Program loans with 50%-60% origination date LTVs.

(2)Loan types of less than $3.0 million are spread over approximately one hundred different business types.

State diversification as of June 30, 2023

(Excludes government guaranteed portion of SBA 7(a) Program loans and PPP loans)

	SBL commercial mortgage(1)	SBL construction(1)	SBL non-real estate	Total	% Total
	(Dollars in millions)
California	$74	$4	$3	$81	20%
Florida	68	1	3	72	18%
North Carolina	33	7	2	42	10%
New York	26	—	3	29	7%
New Jersey	20	—	3	23	6%
Pennsylvania	21	—	—	21	5%
Georgia	16	—	1	17	4%
Illinois	14	—	1	15	4%
Texas	12	—	4	16	4%
Other States <$15 million	77	3	15	95	22%
Total	$361	$15	$35	$411	100%

(1)Of the SBL commercial mortgage and SBL construction loans, $106.0 million represents the total of the non-guaranteed portion of SBA 7(a) Program loans and non-SBA loans. The balance of those categories represents SBA 504 Program loans with 50%-60% origination date LTVs.

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Top 10 loans as of June 30, 2023

Type(1)	State	SBL commercial mortgage
	(Dollars in millions)
Mental health and substance abuse center	FL	$10
Funeral homes and funeral services	ME	9
Hotel	FL	9
Lawyer's office	CA	8
Hotel	NC	7
General warehousing and storage	PA	7
Hotel	FL	6
Hotel	NY	6
Hotel	NC	6
Mental health and substance abuse center	NJ	5
Total		$73

(1)All ten largest loans in our SBL portfolio are SBA 504 Program loans with 50%-60% origination date LTVs. The table above does not include loans to the extent that they are U.S. government guaranteed.

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Commercial real estate loans, excluding SBA loans, are as follows including LTV at origination:

Type as of June 30, 2023

Type	# Loans	Balance	Weighted average origination date LTV	Weighted average interest rate
	(Dollars in millions)
Real estate bridge loans (multi-family apartment loans recorded at amortized cost)(1)	136	$1,826	71%	8.90%

Non-SBA commercial real estate loans, at fair value:
Multi-family (apartment bridge loans)(1)	12	$216	76%	8.70%
Hospitality (hotels and lodging)	2	28	65%	9.10%
Retail	2	12	72%	7.30%
Other	2	9	73%	5.20%
	18	265	74%	8.55%
Fair value adjustment		(3)
Total non-SBA commercial real estate loans, at fair value		262
Total commercial real estate loans		$2,088	72%	8.87%

(1)In the third quarter of 2021, we resumed the origination of multi-family apartment loans. These are similar to the multi-family apartment loans carried at fair value, but at origination are intended to be held on the balance sheet, so they are not accounted for at fair value.

State diversification as of June 30, 2023			15 largest loans as of June 30, 2023

State	Balance	Origination date LTV	State	Balance	Origination date LTV
(Dollars in millions)			(Dollars in millions)
Texas	$768	73%	Texas	$43	72%
Georgia	258	70%	Texas	42	75%
Florida	220	70%	Texas	39	75%
Ohio	91	69%	Tennessee	37	72%
Tennessee	84	70%	Michigan	37	62%
Michigan	69	70%	Florida	33	72%
Alabama	67	72%	Texas	33	67%
Other States each <$65 million	531	72%	Michigan	33	79%
Total	$2,088	72%	Oklahoma	31	78%
			Texas	31	62%
			Indiana	30	76%
			Ohio	29	74%
			Georgia	29	69%
			Texas	29	77%
			New Jersey	28	77%
			15 largest commercial real estate loans	$504	73%
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Institutional banking loans outstanding at June 30, 2023

Type	Principal	% of total
	(Dollars in millions)
SBLOC	$1,078	52%
IBLOC	806	39%
Advisor financing	173	9%
Total	$2,057	100%

For SBLOC, we generally lend up to 50% of the value of equities and 80% for investment grade securities. While the value of equities has fallen in excess of 30% in recent years, the reduction in collateral value of brokerage accounts collateralizing SBLOCs generally has been less, for two reasons. First, many collateral accounts are “balanced” and accordingly have a component of debt securities, which have either not decreased in value as much as equities, or in some cases may have increased in value. Second, many of these accounts have the benefit of professional investment advisors who provided some protection against market downturns, through diversification and other means. Additionally, borrowers often utilize only a portion of collateral value, which lowers the percentage of principal to collateral.

Top 10 SBLOC loans at June 30, 2023

	Principal amount	% Principal to collateral
	(Dollars in millions)
	$18	41%
	16	62%
	14	35%
	10	32%
	9	64%
	9	44%
	8	70%
	8	73%
	6	29%
	6	51%
Total and weighted average	$104	49%

Insurance backed lines of credit (IBLOC)

IBLOC loans are backed by the cash value of eligible life insurance policies which have been assigned to us.  We generally lend up to 95% of such cash value. Our underwriting standards require approval of the insurance companies which carry the policies backing these loans. Currently, fifteen insurance companies have been approved and, as of June 30, 2023, all were rated A- (Excellent) or better by AM BEST.

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Direct lease financing by type as of June 30, 2023

	Principal balance(1)	% Total
	(Dollars in millions)
Construction	$118	18%
Government agencies and public institutions(2)	82	12%
Waste management and remediation services	81	12%
Real estate and rental and leasing	71	11%
Retail trade	47	7%
Health care and social assistance	30	5%
Manufacturing	22	3%
Professional, scientific, and technical services	21	3%
Finance and insurance	18	3%
Wholesale trade	17	3%
Transportation and warehousing	12	2%
Educational services	9	1%
Mining, quarrying, and oil and gas extraction	8	1%
Other	121	19%
Total	$657	100%

(1)Of the total $657.0 million of direct lease financing, $579.0 million consisted of vehicle leases with the remaining balance consisting of equipment leases.

(2)Includes public universities and school districts.

Direct lease financing by state as of June 30, 2023

State	Principal balance	% Total
	(Dollars in millions)
Florida	$93	14%
Utah	65	10%
California	61	9%
Pennsylvania	40	6%
New Jersey	39	6%
New York	33	5%
North Carolina	32	5%
Texas	30	5%
Maryland	29	4%
Connecticut	27	4%
Washington	16	2%
Idaho	16	2%
Georgia	14	2%
Iowa	13	2%
Ohio	12	2%
Other States	137	22%
Total	$657	100%

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Capital ratios	Tier 1 capital	Tier 1 capital	Total capital	Common equity
	to average	to risk-weighted	to risk-weighted	tier 1 to risk
	assets ratio	assets ratio	assets ratio	weighted assets
As of June 30, 2023
The Bancorp, Inc.	10.42%	14.97%	15.47%	14.97%
The Bancorp Bank, National Association	11.59%	16.67%	17.16%	16.67%
"Well capitalized" institution (under federal regulations-Basel III)	5.00%	8.00%	10.00%	6.50%

As of December 31, 2022
The Bancorp, Inc.	9.63%	13.40%	13.87%	13.40%
The Bancorp Bank, National Association	10.73%	14.95%	15.42%	14.95%
"Well capitalized" institution (under federal regulations-Basel III)	5.00%	8.00%	10.00%	6.50%

	Three months ended		Six months ended
	June 30,		June 30,
	2023	2022	2023	2022
Selected operating ratios
Return on average assets(1)	2.65%	1.71%	2.64%	1.70%
Return on average equity(1)	26.67%	18.63%	27.42%	18.29%
Net interest margin	4.83%	3.17%	4.75%	3.14%

(1)Annualized

Book value per share table	June 30,	March 31,	December 31,	June 30,
	2023	2023	2022	2022
Book value per share	$13.74	$13.11	$12.46	11.55

Loan quality table	June 30,	March 31,	December 31,	June 30,
	2023	2022	2022	2022
	(Dollars in thousands)
Nonperforming loans to total loans	0.28%	0.26%	0.33%	0.18%
Nonperforming assets to total assets	0.47%	0.46%	0.50%	0.39%
Allowance for credit losses to total loans	0.44%	0.44%	0.41%	0.40%

Nonaccrual loans	$14,027	$12,938	$10,356	$3,698
Loans 90 days past due still accruing interest	563	873	7,775	4,848
Other real estate owned	20,952	21,117	21,210	18,873
Total nonperforming assets	$35,542	$34,928	$39,341	$27,419

Gross dollar volume (GDV) (1)	Three months ended
	June 30,	March 31,	December 31,	June 30,
	2023	2022	2022	2022
	(Dollars in thousands)
Prepaid and debit card GDV	$32,776,154	$34,011,792	$29,454,074	$28,394,897

(1) Gross dollar volume represents the total dollar amount spent on prepaid and debit cards issued by The Bancorp Bank, N.A.

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Business line quarterly summary
Quarter ended June 30, 2023
(Dollars in millions)

		Balances
				% Growth
Major business lines	Average approximate rates(1)	Balances(2)		Year over year	Linked quarter annualized
Loans
Institutional banking(3)	6.4%	$ 2,057		(15%)	(33%)
Small business lending(4)	6.8%	808		10%	9%
Leasing	6.9%	657		13%	2%
Commercial real estate (non-SBA loans, at fair value)	8.5%	262		nm	nm
Real estate bridge loans (recorded at book value)	9.0%	1,826		65%	17%
Weighted average yield	7.5%	$ 5,610				Non-interest income
							% Growth
Deposits: Fintech solutions group						Current quarter	Year over year
Prepaid and debit card issuance, and other payments	2.3%	$ 5,98	5	6%	nm	$ 24.6	10%

(1)Average rates are for the three months ended June 30, 2023.

(2)Loan and deposit categories are based on period-end and average quarterly balances, respectively.

(3)Institutional Banking loans are comprised of security backed lines of credit (SBLOC), collateralized by marketable securities, insurance backed lines of credit (IBLOC), collateralized by the cash surrender value of eligible life insurance policies, and investment advisor financing.

(4)Small Business Lending is substantially comprised of SBA loans. Loan growth percentages exclude short-term PPP loans.

Summary of credit lines available

Notwithstanding that the vast majority of The Bancorp’s funding is comprised of insured and small balance accounts, The Bancorp maintains lines of credit exceeding potential liquidity requirements as follows. The Bancorp also has access to other substantial sources of liquidity.

June 30, 2023
(Dollars in thousands)
Federal Reserve Bank	$2,055,492
Federal Home Loan Bank	752,400
Total lines of credit available	$2,807,892

Estimated insured vs uninsured deposits

The vast majority of The Bancorp’s deposits are insured and low balance and accordingly do not constitute the liquidity risk experienced by certain institutions. Accordingly the deposit base is comprised as follows.

June 30, 2023
Insured	91%
Low balance accounts	5%
Other uninsured	4%
Total deposits	100%

Calculation of efficiency ratio(1)

	Three months ended
	June 30,	December 31,
	2023	2022
	(Dollars in thousands)
Net interest income	$87,195	$76,760
Non-interest income	29,336	25,740
Total revenue	$116,531	$102,500
Non-interest expense	$49,943	$43,475

Efficiency ratio	43%	42%

(1) The efficiency ratio is calculated by dividing GAAP total non-interest expense by the total of GAAP net interest income and non-interest income.  This ratio compares revenues generated with the amount of expense required to generate such revenues, and may be used as one measure of overall efficiency.

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